Exhibit 1

Media Relations Daniel Suárez +57 (1) 603-9079 daniel.suarezm@cemex.com	Investor Relations Patricio Treviño +57 (1) 603-9823 patricio.trevinog@cemex.com

CEMEX LATAM HOLDINGS TO REPORT
FOURTH QUARTER 2013 RESULTS ON FEBRUARY 5, 2014

BOGOTA, COLOMBIA, JANUARY 30, 2014 – CEMEX Latam Holdings, S.A. ("CLH") (BVC: CLH), announced today that it will report its fourth quarter 2013 results on Wednesday, February 5, 2014.

CLH will host a conference call and webcast presentation on this same date at 10:00 AM ET to discuss these results. The live presentation can be accessed at www.cemexlatam.com, or interested parties may access the audio-only conference call by dialing +1 847 585 4405 and entering the passcode 36549984.

CEMEX Latam Holdings is a regional leader in the building solutions industry that provides high-quality products and reliable services to customers and communities in Colombia, Panama, Costa Rica, Nicaragua, El Salvador, Guatemala, and Brazil. CEMEX Latam Holdings' mission is to encourage the development of the countries where it operates through innovative building solutions that foster well-being.

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